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                                                                     EXHIBIT 5.1


                         Venable, Baetjer & Howard, LLP
                              2010 Corporate Ridge
                                   Suite 400
                                McLean, VA 22102


                               November 17, 1999

LifeMinders.com, Inc.
1110 Herndon Parkway
Herndon, VA 20170

Ladies and Gentlemen:

     We have acted as counsel for LifeMinders.com, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-1 (No. 333-87785) as amended from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on September 24, 1999, pertaining to the registration of 4,830,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), as described in the Registration Statement.

     In connection with the opinions set forth herein, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:
(i) the Registration Statement; (ii) the Restated Certificate of Incorporation and Bylaws, as amended, of the Company, as currently in effect; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement; and (iv) such other documents as we have deemed necessary or appropriate as a basis for such opinions. In our examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

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LifeMinders.com, Inc.
November 17, 1999
Page 2

     The law covered by the opinion is limited to the general corporation law of the State of Delaware (without regard to the principles of conflicts of laws thereof) as in effect as of the date hereof. We assume no obligation to update the opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and we consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,



                              /s/ VENABLE, BAETJER & HOWARD, LLP